- 8 King Street, Suite 208 - Toronto Ontario, Canada - M5C 1B5 -
- tel: 416-361-9640 - fax: 416-361-0883

Colombia Goldfields Reports Update on Mineral Rights, Drilling and Social Program at Marmato Mountain

- Announces Third Quarter 2007 Financial Results -

(All amounts are reported in U.S. dollars unless otherwise indicated)

TORONTO, ON, NOVEMBER 13, 2007: Colombia Goldfields Ltd. (the “Company”) (TSX: GOL / OTCBB: CGDF) today announced its quarterly update on the mineral rights acquisition and drilling programs, as well as a status report on the progress of the social programs in the Marmato district. It also announced the unaudited results for the three month period ending September 30, 2007. During the third quarter of 2007, the Company continued to make progress towards its objective of consolidating ownership and defining a bulk-mineable ore body in the Marmato region of Colombia. Specifically, the Company increased its mineral ownership rights total during the quarter to 99 legally registered mines from existing Colombian titleholders with 3 additional mines purchased subsequent to the end of the quarter.

At the close of the third quarter, the Company had 4 drills operating at Marmato Mountain with a fifth drill in transit. From the inception of drilling through September 30, 2007, a total of 5,700 meters have been drilled. Subsequent to the close of the quarter, an additional 3,000 meters were drilled. The total number of holes drilled to date is 42. This drilling program represents the first portion of the larger 60,000-meter drill program planned for Marmato Mountain to be completed by the end of 2008. The objective of the initial program is to convert the Company’s 5.3 million ounce historical inferred resource to a NI 43.101-compliant measured, indicated and inferred resource by Q1 2008. Micon International, the Company’s Toronto based consulting firm, is currently on site initiating this work.

During the quarter, the Company also provided an update on the Caramanta Exploration Project which surrounds its Marmato Mountain Development Project in Colombia. The Company had acquired an additional exploration property and carried out sampling programs that have defined a cluster of five distinct gold targets within the 32,000 hectares surrounding Marmato. The largest of the anomalies is Oro Fino, eight kilometers north of Marmato, where the Company has defined a large porphyry anomaly of coincident gold, copper and molybdenum in rock outcrop and soil samples. The other epithermal anomalies are El Salto, Pacora, Campana and San Bartolomé. An airborne magnetic and radiometric survey is planned to start before year-end to cover all of the Company’s mining titles in the Caramanta and Marmato areas, including the Marmato Gold Development Project and the Oro Fino, El Salto, Pacora and other exploration targets. This will be followed by initial diamond drilling programs on Oro Fino and at El Salto.

Social Program Update

During the third quarter, the Company established a Revolving Credit Fund, called CODESSMA, to be funded partially by the Company, to begin the process of creating new business opportunities in the Marmato area. These business opportunities were determined through a series of community meeting with the local residents.  By the end of September three new projects had been approved.  They were for coffee growing, a chicken farm, and a new cafeteria.  The Company´s social consultants, CASE, began several new projects, including training of 30 women, in conjunction with the Department of Caldas and with SENA (the Colombian Government Vocational Training arm), to produce uniforms for the company and for other groups in the area.  Another program, in conjunction with the Salamanca Company, will train 5 women to provide a catering service for the company.  The Company was in the process of identifying 10 families to develop organic nurseries for the Environmental Restoration projects and for the Reforestation in the Marmato area.  Studies were ongoing to determine the feasibility of cultivating higuerilla (produces castor oil) to produce bio diesel.

Unaudited results for the three-month period ended September 30, 2007

Operations during the three-month period ending September 30, 2007 resulted in a loss of $3.9 million or $0.06 per share, compared to a loss of $1.9 million or $0.04 per share for the same period of 2006. The operating loss for the third quarter of fiscal 2007 was mainly driven by mineral property exploration costs of $2.5 million (of which $216,426 relates to non-cash stock-based compensation) and general and administrative expenses of $1.6 million (of which $532,545 relates to non-cash stock-based compensation), along with a foreign exchange loss of $371,964.

Total assets at September 30, 2007 totaled $61.6 million, including mineral and exploration properties and rights of $57.4 million and cash and cash equivalents of $1.9 million, compared with total assets of $45.0 million at December 31, 2006. As of September 30, 2007, stockholders equity was $45.7 million, compared to $29.2 million at December 31, 2006.

Transactions

The Company closed a Private Placement on August 14, 2007. This financing was arranged by Evergreen Capital Corporation Sarl of Geneva, Switzerland, which had the exclusive mandate to arrange the financing and was the lead placing agent, assisted by several other sub-agents in Europe. The offering consisted of 8,483,000 units at CDN$1.40 per unit to a total of 24 investors. Each unit consists of one share of our common stock and one-half warrant (the “warrant”) for a total of 8,483,000 common shares and 4,241,500 warrants issued. The total gross proceeds raised were CDN$11,876,200. Each warrant is exercisable for one common share at an exercise price of CDN$1.85 and the warrants are exercisable for 12 months following the closing of the offering. The warrant also requires the holder to exercise, upon notice from the Company, in the event that during any fifteen consecutive trading days, the common stock of the Company closes at or above CDN$2.25 on a recognized North American stock exchange.

The syndicate's fees for arranging the financing were 6% of the gross cash proceeds (CDN$712,572) and agents' warrants equivalent to 6.0% of the number of shares issued (508,980 agents’ warrants), exercisable for 36 months at CDN$1.40.

During the third quarter, the Company acquired the final 10% of RNC (Colombia) Limited. As consideration for the acquisition of the final 10% interest, Investcol was paid $300,000 and the Company issued 3,000,000 shares of its common stock.

At September 30, 2007, the corporate structure included 77.3 million outstanding common shares, 12.2 million warrants (weighted average price $2.15) and 4.1 million options (weighted average price $1.22); as a result, as at September 30, 2007, the Company would have 93.6 million shares outstanding in the event all outstanding warrants and options are exercised.

Listed on the Toronto Stock Exchange

During the quarter, the Company also accomplished one of its major goals for 2007 by listing its common shares on the Toronto Stock Exchange ("TSX") under the symbol GOL.

“The third quarter was a very successful quarter for us for many reasons. We were able to increase the number of mineral ownership rights, advance both our drilling and social programs at the Marmato site and also dramatically expand our exploration targets,” said J. Randy Martin, Chief Executive Officer and Vice Chairman. “In addition to the swift advancement of our projects, we also made successful corporate strides throughout the quarter as we completed our most recent financing and were able to list the Company’s shares on the TSX.”

Events Subsequent to the Close of the Quarter

On October 15, 2007, the Company announced that it had expanded its management team naming by Thomas (“Tom”) W. Lough as President of the Company.

Mr. Lough joined the Company with 27 years of experience in the mining industry, 12 of which were in Latin America. Concurrent with Mr. Lough’s appointment, J. Randy Martin, CEO of the Company, was elected as Vice Chairman of the Board of Directors.

The Company also has announced that an in independent committee of the Board has been formed to elect a Chairman. The Board expects to announce its selection in the fourth quarter of fiscal 2007. Mr. Martin has assumed the responsibilities of interim Chairman since the passing of Harry Hopmeyer in November of 2006.

As of the end of October 2007, twelve months of baseline environmental data had been collected with the baseline environmental report expected in early-2008.

About Colombia Goldfields

Colombia Goldfields Ltd., through its subsidiaries Compañia Minera de Caldas S.A. and Gavilan Minerals S.A., is developing a multi-million ounce gold resource in Colombia’s historic Marmato Mountain gold district.

Colombia Goldfields is traded in the US under the symbol CGDF, on the Toronto Stock Exchange under the symbol GOL, and in Germany under the symbol C2B. The Company's full September 30, 2007, unaudited consolidated financial statements and management's discussion and analysis are available at www.colombiagoldfields.com, EDGAR at www.sec.gov and SEDAR at www.sedar.com under the Company's profile.

Disclaimer

This release contains forward-looking statements that are based on the beliefs of Colombia Goldfield's management and reflect Colombia Goldfield's current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate", "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.

Company Contact:

Randy Martin, CEO & Vice Chairman
Colombia Goldfields Ltd. (TSX: GOL / OTC BB: CGDF)
8 King Street East, Suite 208
Toronto, Ontario, M5C 1B5
T: 416-203-3856
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:

Michelle Roth Roth Investor Relations, Inc. Tel. +1 732 792 2200 Email: michelleroth@rothir.com	Martti Kangas The Equicom Group Toronto, ON 416-815-0700 x 243

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
US Dollars	2007	2006

ASSETS

Current

Cash and cash equivalents	$1,924,923	$882,913
Prepaid expenses and deposits	711,861	176,347
Prepaid consulting fees (Note 5)	499,850	—
	3,136,634	1,059,260

Mineral and exploration properties and rights (Note 3)	57,420,549	43,528,386
Property and equipment, net of accumulated amortization (Note 4)	1,041,371	419,733
	$61,598,554	$45,007,379

LIABILITIES

Current

Accounts payable and accrued liabilities	$1,706,806	$428,133
Mineral property purchase obligations (Note 6)	2,901,468	5,609,538
	4,608,274	6,037,671
Non-Current
Deferred income tax liability (Notes 3 and 7)	11,337,557	9,759,524
	15,945,831	15,797,195

STOCKHOLDERS’ EQUITY

Common stock (Notes 5 & 12)
Authorized:
200,000,000 common shares, $0.00001 par value	773	560
Issued and Outstanding:
77,299,849 common shares (December 31, 2006, 56,039,849
common shares)

Additional paid-in capital (Note 5)	63,134,120	37,039,271
	63,134,893	37,039,831
Deficit accumulated during the exploration stage	(17,482,170)	(7,829,647)
	45,652,723	29,210,184
	$61,598,554	$45,007,379

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OPERATIONS
(unaudited)

	Three Months	Three Months	Nine Months	Nine Months	Cumulative From Inception (March 25, 2003)
	Ended	Ended	Ended	Ended	through
	September 30,	September 30,	September 30,	September 30,	September 30,
US Dollars	2007	2006	2007	2006	2007

REVENUES	$—	$—	$—	$—	$—
OPERATING EXPENSES

Mineral property exploration expenses (Notes 3 and 5)	2,457,274	1,074,629	5,489,878	2,187,686	9,967,614
General and administrative (Note 5)	1,607,307	848,836	4,298,618	2,666,714	8,649,923
Foreign exchange	371,964	70,862	1,307,180	109,579	1,296,492
Amortization	38,022	2,059	77,601	19,694	145,706
Total operating expenses	4,474,567	1,996,386	11,173,277	4,983,673	20,059,735
Other income	(5,062)	(50,764)	(18,594)	(103,187)	(136,628)
Loss from continuing operations before deferred income taxes	(4,469,505)	(1,945,622)	(11,154,683)	(4,880,486)	(19,923,107)
Deferred income tax recovery (Note 7)	(539,550)	—	(1,502,160)	—	(2,431,110)
Net loss from continuing operations	(3,929,955)	(1,945,622)	(9,652,523)	(4,880,486)	(17,491,997)
Income from discontinued operations (Note 1)	—	—	—	—	9,827
Net loss	$(3,929,955)	$(1,945,622)	$(9,652,523)	$(4,880,486)	$(17,482,170)
LOSS PER SHARE - BASIC AND DILUTED	$(0.06)	$(0.04)	$(0.15)	$(0.12)
WEIGTHED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	70,797,110	45,079,035	64,637,889	39,513,913

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

US Dollars	Common Shares	Stock Amount	Additional Paid-in Capital	Share Subscriptions Received	Deficit Accumulated During The Exploration Stage	Total Stockholders’ Equity (Deficiency)
Period Ended December 31, 2003 (see Note 1):

Issue of common stock for cash at $0.000125 per share on March 25, 2003	8	$—	$1	$—	$—	$1

Issue of common stock for cash at $0.000125 per share on May 5, 2003	16,000,000	160	1,840	—	—	2,000

Repurchase of common stock for cash at $0.000125 per share on October 31, 2003	(8,000,008)	(80)	(920)	—	—	(1,000)

Donated Capital	—	—	35,200	—	—	35,200

Net loss for the twelve months ended December 31, 2003	—	—	—	—	(36,399)	(36,399)

Balance, December 31, 2003	8,000,000	80	36,121	—	(36,399)	(198)

Year Ended December 31, 2004:

Issue of common stock for cash at $0.00625 per share on December 20, 2004	16,000,000	160	99,840	—	—	100,000

Donated Capital	—	—	19,200	—	—	19,200

Net loss for the twelve months ended December 31, 2004	—	—	—	—	(23,094)	(23,094)
Balance December 31, 2004	24,000,000	240	155,161	—	(59,493)	95,908

Year Ended December 31, 2005:
Issue of common stock for mineral concession at $0.25 per share on September 22, 2005	1,000,000	10	249,990	—	—	250,000

Issue of 4,221,000 common stock for cash at $0.25 per share, and 368,100 of common stock for finder’s fee on October 14, 2005	4,589,100	46	1,055,204	—	—	1,055,250

Forgiveness of advances from a related party			4,999	—	—	4,999

Share Subscriptions Received	—	—	—	1,767,650	—	1,767,650

Net loss for the twelve months ended December 31, 2005	—	—	—	—	(1,491,470)	(1,491,470)
Balance, December 31, 2005	29,589,100	$296	$1,465,354	$1,767,650	$(1,550,963)	$1,682,337

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

					Deficit
					Accumulated
					During	Total
			Additional	Share	The	Stockholders’
	Common	Stock	Paid-in	Subscriptions	Exploration	Equity
US Dollars	Shares	Amount	Capital	Received	Stage	(Deficiency)

Balance, December 31, 2005	29,589,100	$296	$1,465,354	$1,767,650	$(1,550,963)	$1,682,337

Year Ended December 31, 2006:

Issue of common stock for cash at
$0.60 per share on January 24, 2006,
net of $187,565 finders fee	3,126,083	31	1,688,054	(1,767,650)	—	(79,565)

Issue of common stock for
mineral concessions at $1.90 per share
on February 14, 2006	1,000,000	10	1,899,990	—	—	1,900,000

Issue of common stock
for mineral concession at
$2.25 per share on April 10, 2006	1,000,000	10	2,249,990	—	—	2,250,000

Issue of common stock
for cash at $1.50 per unit (common
shares & warrants) less finders fee of
$585,060 on April 26, 2006	6,500,666	65	6,416,112	—	—	6,416,177

Issue of share purchase warrants with
April 26, 2006 common stock issuance	—	—	2,749,762	—	—	2,749,762

Issue of common stock for
Mineral concessions at $2.74
per share on April 28, 2006	2,000,000	20	5,479,980	—	—	5,480,000

Issue of common stock for mineral
concessions at $1.10 per share on August 22, 2006	4,200,000	42	4,619,958	—	—	4,620,000

Issue of common stock for mineral
concessions at $1.41 per share on September 25, 2006	1,150,000	11	1,621,489	—	—	1,621,500

Issue of common shares per exercise of
3,471,000 warrants on October 14, 2006	3,471,000	35	1,735,465	—	—	1,735,500
.
Issue of common stock for mineral
concessions at $1.28 per share on December 14, 2006.	4,000,000	40	5,119,960	—	—	5,120,000

Stock based compensation	—	—	1,993,157	—	—	1,993,157

Net loss for the twelve months ended
December 31, 2006			—	—	(6,278,684)	(6,278,684)

Balance December 31, 2006	56,036,849	$560	$37,039,271	$—	$(7,829,647)	$29,210,184

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

					Deficit
					Accumulated
					During	Total
			Additional	Share	The	Stockholders’
	Common	Stock	Paid-in	Subscriptions	Exploration	Equity
US Dollars	Shares	Amount	Capital	Received	Stage	(Deficiency)

Balance, December 31, 2006	56,036,849	$560	$37,039,271	$—	$(7,829,647)	$29,210,184

Nine Months Ended September 30, 2007:

Issue of common stock
for cash at $1.00 per share less agents
fee of $541,200 on March 21, 2007	9,020,000	90	8,074,434	—	—	8,074,524

Issue of agents’ warrants in connection
with March 21, 2007 common stock issuance	—	—		—	—
			404,276			404,276
Issue of common stock for consulting
services	650,000	7	967,118	—	—	967,125

Issue of common stock to non-
management directors	60,000	1	72,599	—	—	72,600

Exercise of common stock options	50,000	—	37,500	—	—	37,500

Issue of common stock for cash at CDN
$1.40 per unit (common shares and
warrants) less agent’s fee of $610,733
on August 14, 2007.	8,483,000	85	9,260,049	—	—	9,260,134

Issue of share purchase warrants with
August 14, 2007 common stock less
agent’s fee of $59,085	—	—	925,665	—	—	925,665

Issue of agent’s warrants in connection
with August 14, 2007 common stock
issuance	—	—	308,011	—	—	308,011

Issuance of common stock for mineral
Concessions at $1.47 on September
14, 2007	3,000,000	30	4,409,970	—	—	4,410,000

Stock based compensation	—	—	1,635,227	—	—	1,635,227

Net loss for the nine months ended
September 30, 2007			—	—	(9,652,523)	(9,652,523)

Balance September 30, 2007	77,299,849	$773	$63,134,120	$—	$(17,482,170)	$45,652,723

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

					Cumulative Inception
	Three	Three	Nine	Nine	(March
	Months	Months	Months	Months	25, 2003)
	Ended	Ended	Ended	Ended	through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006	2007

OPERATING ACTIVITIES:
Net loss	$(3,929,955)	$(1,945,622)	$(9,652,523)	$(4,880,486)	$(17,482,170)
Items not requiring cash outlay:
- Consulting fees	—	—	—	—	52,400
- Amortization	38,022	2,059	77,601	19,694	147,706
- Mineral property exploration	—	—	—	—	250,000
- Stock based compensation	748,971	600,468	2,175,103	1,782,623	4,168,260
- Deferred income taxes	(539,550)	—	(1,502,160)	—	(2,431,110)
Changes in non-cash working capital items
- Accounts receivable	—	(649,007)	—	(710,850)	—
- Prepaid expenses and deposits	13,122	16,222	(535,514)	—	(711,862)
- Exploration expenditure advances	—	(56,078)	—	—	—
- Accounts payable, accrued and other liabilities	1,010,938	2,127,891	2,039,012	1,793,380	2,467,145
- Due to/from related parties	—	158,202	—	158,202	4,999
Net cash provided by (used in) operating activities	(2,658,452)	254,135	(7,398,481)	(1,837,437)	(13,534,632)

FINANCING ACTIVITIES:
Issuance of securities, net of finder’s fees	10,493,810	—	18,972,610	9,086,374	32,718,385
Issuance of promissory notes	—	—	7,200,000	—	7,200,000
Repayment of promissory notes	(3,500,000)	—	(7,200,000)	—	(7,200,000)
Exercise of stock options	—	—	37,500	—	37,500
Net cash provided by financing activities	6,993,810	—	19,010,110	9,086,374	32,755,885

INVESTING ACTIVITIES:
Purchase of mineral exploration rights	(4,195,886)	(3,548,340)	(9,870,380)	(5,211,033)	(16,109,253)
Purchase of equipment	(676,538)	(208,752)	(699,239)	(378,148)	(1,166,077)
Website development costs	—	—	—	—	(21,000)
Net cash used in investing activities	(4,872,424)	(3,757,092)	(10,569,619)	(5,589,181)	(17,296,330)

INCREASE (DECREASE) IN CASH	(537,066)	(3,502,957)	1,042,010	1,659,756	1,924,923

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,461,989	6,728,353	882,913	1,565,640	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,924,923	$3,225,396	$1,924,923	$3,225,396	$1,924,923

SUPPLEMENTAL CASH FLOW INFORMATION
Interest and financing fees- promissory notes	$134,480	$—	$365,391	$—	$365,391
Taxes	$—	$—	$—	$—	$—

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov or www.sedar.com